Exhibit 99.B(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 20, 2015, with respect to the financial statements and financial highlights of Pax World Balanced Fund, Pax World Growth Fund, Pax World Small Cap Fund, Pax World High Yield Bond Fund, Pax World Global Environmental Markets Fund, Pax MSCI International ESG Index Fund, ESG Managers® Growth Portfolio, ESG Managers® Growth and Income Portfolio, ESG Managers® Balanced Portfolio, and ESG® Managers Income Portfolio (the ten portfolios comprising the Pax World Funds Series Trust I) included in their annual report to shareholders for the year ended December 31, 2014 that is incorporated by reference into this Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2015